Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-117598) of FelCor Lodging Limited Partnership of our report dated March 15, 2004, except for the effects of the discontinued operations as described in Note 6, as to which the date is September 7, 2004, relating to the financial statements, which appear in this Form 8-K/A (Amendment No. 2).

PricewaterhouseCoopers LLP

Dallas, Texas
September 30, 2004